Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP, Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION

ANNOUNCES 2012 EARNINGS

GETTYSBURG, PA, March 7 --- ACNB Corporation reported net income of $8,886,000 for the year ended December 31, 2012, compared to $8,502,000 for the year ended December 31, 2011, an increase of $384,000 or  5%.  Net income on a per share basis amounted to $1.49 for 2012, up from $1.43 for 2011.

Aggregate quarterly cash dividends paid to ACNB Corporation stockholders in 2012 totaled $4,524,000, or $0.76 per share.  This is the same per share amount that was paid in both 2011 and 2010.

Total assets of ACNB Corporation at December 31, 2012, were $1.05 billion, a 4% increase from $1.00 billion at December 31, 2011.  Total deposits increased by 7% over the previous year-end to $834 million.  Total loans rose by 2% to $708 million, as compared to December 31, 2011.  A 4% increase in stockholders’ equity resulted in an aggregate of $101.3 million at December 31, 2012.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Originally founded in 1857, ACNB Bank serves its marketplace via a network of 19 retail banking offices located throughout Adams County, PA, as well as in Dillsburg, Hanover

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and Spring Grove, York County, PA, and in Newville, Cumberland County, PA.  In addition, the Bank operates loan offices in Hanover, York County, and Chambersburg, Franklin County, PA.  Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 35 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, and Germantown, Montgomery County, MD.

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SAFE HARBOR AND FORWARD-LOOKING STATEMENTS — Should there be a material subsequent event prior to the filing of the Annual Report on Form 10-K with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event.  In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; ineffectiveness of the business strategy due to changes in current or future market conditions; the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the inability to achieve acquisition-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and, deteriorating economic conditions. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission.

ACNB #2013-03

March 7, 2013